UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Although Alliance One International, Inc. (“Alliance One” or the “Company”) has not finalized its financial statements for the three months ended June 30, 2013, after a preliminary review based on invoicing data for that period, it currently expects increased revenue for that period compared to revenue reported for the three months ended June 30, 2012. This increase is consistent with the Company’s internal sales plan for the fiscal year ending March 31, 2014 and is driven by increased shipments during the first quarter of fiscal year 2014. However, until the Company finalizes its financial statements for the first quarter, which it expects to occur shortly before the filing of its Form 10-Q in early August, there can be no assurance that its results will be consistent with its current expectations and actual results may differ materially from those described above. Accordingly, investors should not place undue reliance on this information.

The Company’s preliminary expectation discussed above constitutes a forward-looking statement under the provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks and uncertainties that could cause actual results differ materially from the Company’s preliminary expectation. Those risks and uncertainties include the factors discussed under the heading “Risk Factors” in the Company’s Annual report on Form 10-K for the year ended March 31, 2013 and the factors listed below:

•	Alliance One’s reliance on a small number of significant customers.

•	Continued vertical integration by the Company’s customers.

•	Global shifts in sourcing customer requirements.

•	Shifts in the global supply and demand position for tobacco products.

•	Changes in the timing of anticipated shipments.

•	Migration of suppliers who have historically grown tobacco and from whom we have purchased tobacco toward growing other crops.

•	Changes in anticipated geographic product sourcing and that tobacco that the Company purchases directly from suppliers may not meet customers’ quality and quantity requirements.

•	Weather and other environmental conditions that can affect the marketability of inventory.

•

Government actions that significantly affect the sourcing of tobacco, including governmental actions to identify and assess crop diversification initiatives and alternatives to leaf tobacco growing in countries whose economies depend upon tobacco production.

•

International business risks, including political instability in sourcing locations, expropriation, import and export restrictions, exchange controls, inflationary economies, currency risks and risks related to the restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries.

•	Fluctuations in foreign currency exchange and interest rates.

•	Competition with the other primary global independent leaf tobacco merchant and independent leaf merchants.

•	Disruption, failure or security breaches of our information technology systems.

•	Reductions in demand for consumer tobacco products.

•	The impact of litigation on the Company’s customers.

•	Legislative and regulatory initiatives that may reduce consumption of consumer tobacco products and demand for the Company’s services and increase regulatory burdens on the Company or its customers.

Alliance One cautions investors that the foregoing list of important factors may not contain all of the material factors that are important to investors. The Company does not intend to update or otherwise revise this discussion to reflect future events and does not intend to disclose publicly whether its actual results will vary from those discussed above other than through the release of actual results in the ordinary course of business.

Item 7.01	Regulation FD Disclosure.

Alliance One is seeking an amendment and restatement (the “Credit Facility Amendment”) of its existing $250 million senior secured revolving credit facility which matures on April 15, 2014. The Company anticipates that the Credit Facility Amendment would result in a senior secured revolving credit facility with a syndicate of banks of $275.0 million that would reduce to $210.0 million in April 2014 and would mature in April 2017, subject to earlier maturity in April 2014 if by that date we have not deposited sufficient amounts to fund the repayment at maturity of all of the then outstanding 5 1/2% convertible senior subordinated notes due 2014 (the “Convertible Notes”). Borrowings under the amended facility would initially bear interest at an annual rate of LIBOR plus 2.75% and base rate plus 3.75%, as applicable, though the interest rate under the amended facility will be subject to potential increase or decrease according to a consolidated interest coverage ratio pricing matrix.

One of the Company’s primary foreign holding companies, Intabex Netherlands B.V. (“Intabex”), is co-borrower under the facility, and the Company’s portion of the borrowings under the amended facility would be limited to $200 million outstanding at any one time. One of our primary foreign trading companies, Alliance One International AG (“AOIAG”), is a guarantor of Intabex’s obligations under the credit agreement. Such obligations are also guaranteed by the Company and such obligations and the obligations of the Company must be guaranteed by any of its material direct or indirect domestic subsidiaries (of which there are none at this time).

The anticipated Credit Facility Amendment would permit the issuance of up to $790 million in aggregate principal amount of senior secured second lien notes due 2021 (the “New Senior Notes”) and the application of the net proceeds from the offering of the New Senior Notes to redeem all of the Company’s outstanding 10% senior notes due 2016 (the “Existing Senior Notes”) on August 2, 2013 and to purchase and repay the Convertible Notes. The Company anticipates that the Credit Facility Amendment will require that it deposit with the lenders under the senior secured revolving credit facility in an account that it may not use other than for specified purposes (the “Blocked Account”) the net proceeds from the sale of the New Senior Notes offered hereby that are not immediately applied to redeem all of the outstanding Existing Senior Notes. The Company anticipates that amounts held in the Blocked Account may be used by it solely to purchase any and all Convertible Notes tendered in the cash tender offer for the Convertible Notes commenced by the Company on July 17, 2013 and, subject to conditions, to retire any remaining Convertible Notes not purchased in such tender offer, including repayment at maturity.

Collateral. Alliance One’s borrowings under the amended credit facility would be secured by a first priority pledge of:

•

100% of the capital stock of any material domestic subsidiary (of which there are none at this time) and 100% of the capital stock of any domestic subsidiary directly held by Alliance One or by any material domestic subsidiary;

•

100% of the non-voting capital stock (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals, in each case to the extent required by law) and 65% of the voting capital stock of any material first tier foreign subsidiaries;

•

U.S. accounts receivable and U.S. inventory owned by Alliance One or its material domestic subsidiaries (other than inventory the title of which has passed to a customer and inventory financed through customer advances);

•	Intercompany notes evidencing loans or advances made by Alliance One or a material domestic subsidiary;

•	The real property, fixtures, equipment and other property related to Alliance One’s cut rag facility located adjacent to Baldree Road in Wilson, North Carolina; and

•	The Blocked Account and all funds deposited therein, if any.

In addition, Intabex’s borrowings and other obligations under the credit facility would be secured by a first priority pledge of the assets described above and a pledge of 100% of the capital stock of Intabex, AOIAG, and certain of Alliance One’s, Intabex’s and AOIAG’s foreign subsidiaries.

Financial Covenants. The Company anticipates that following the Credit Facility Amendment, the credit facility would include certain financial covenants and required financial ratios, including:

•	a minimum consolidated interest coverage ratio of not less than the following:

Period	Ratio
January 1, 2013 through and including June 30, 2013	1.90 to 1.00
July 1, 2013 through and including September 30, 2013	1.80 to 1.00
October 1, 2013 through and including December 31, 2013	1.85 to 1.00
January 1, 2014 and thereafter	1.90 to 1.00

•	a maximum consolidated leverage ratio for a respective period of no more than the amount set forth in the following table:

Period	Ratio
April 1, 2013 through and including June 30, 2013	7.25 to 1.00
July 1, 2013 through and including September 30, 2013	7.80 to 1.00
October 1, 2013 through and including December 31, 2013	6.95 to 1.00
January 1, 2014 through and including March 31, 2014	6.10 to 1.00
April 1, 2014 through and including June 30, 2014	6.95 to 1.00
July 1, 2014 through and including September 30, 2014	7.25 to 1.00
October 1, 2014 through and including December 31, 2014	6.95 to 1.00
January 1, 2015 through and including March 31, 2015	5.85 to 1.00
April 1, 2015 through and including June 30, 2015	6.75 to 1.00
July 1, 2015 through and including September 30, 2015	6.95 to 1.00
October 1, 2015 through and including December 31, 2015	6.45 to 1.00
January 1, 2016 through and including March 31, 2016	5.50 to 1.00
April 1, 2016 through and including June 30, 2016	6.25 to 1.00
July 1, 2016 through and including September 30, 2016	6.45 to 1.00
October 1, 2016 through and including December 31, 2016	6.25 to 1.00
January 1, 2017 and thereafter	5.10 to 1.00

•

a maximum consolidated total senior debt to working capital ratio of not more than 0.80 to 1.00 other than during periods in which the consolidated leverage ratio is less than 4.00 to 1.00 if the consolidated leverage ratio has been less than 4.00 to 1.00 for the prior two consecutive fiscal quarters; and

•

a maximum amount of our annual capital expenditures of $50.8 million during the fiscal year ending March 31, 2014 and $40 million during any fiscal year thereafter, in each case with a one-year carry-forward (not in excess of $40 million) for unused capital expenditures in any fiscal year below the maximum amount.

Certain of these financial covenants would be calculated on a rolling twelve-month basis and certain of these financial covenants and required financial ratios would adjust over time in accordance with anticipated schedules in the credit agreement.

Affirmative and restrictive covenants. The credit agreement governing the amended facility would also continue to contain affirmative and negative covenants, including covenants that limit the Company’s ability to, among other things:

•	incur additional indebtedness;

•	incur certain guarantees;

•	merge, consolidate or dispose of substantially all of its assets;

•	grant liens on its assets;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	create certain dividend and payment restrictions on its subsidiaries;

•	repurchase or redeem capital stock or prepay subordinated debt;

•	make certain investments;

•	agree to restrictions on the payment of dividends to it by its subsidiaries;

•	sell or otherwise dispose of assets, including equity interests of its subsidiaries;

•	enter into transactions with its affiliates; and

•	enter into certain sale and leaseback transactions.

Effectiveness. The Company anticipates that the effectiveness of the Credit Facility Amendment would be conditioned upon the completion of the sale of the New Senior Notes at a minimum aggregate offering price.

Completion of the Credit Facility Amendment is not certain, and the Company can provide no assurances that the Credit Facility Amendment will be completed on the terms described above or at all, or if completed that such Credit Facility Amendment will become effective. Risks and uncertainties include market conditions affecting senior secured lending facilities and other conditions beyond the Company’s control, including high-yield debt market conditions.

The Company anticipates disclosing to certain investors the following presentation of EBITDA, Adjusted EBITDA and Supplemental EBITDA for the periods set forth below:

	Years Ended March 31,
	2013	2012	2011
	(in thousands)
EBITDA(1)	$200,373	$194,437	$166,821
Adjusted EBITDA(1)	219,102	208,057	191,695

(1)	The Company defines “EBITDA” as net income (loss) attributable to Alliance One International, Inc. before interest expense, income tax expense, and depreciation and amortization expense. The Company calculates Adjusted EBITDA, in a manner consistent with the calculation of Consolidated EBITDA under Alliance One’s existing senior secured revolving credit facility, by adjusting EBITDA for the additional items set forth in the reconciliation table below. EBITDA and Adjusted EBITDA do not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company has presented EBITDA and Adjusted EBITDA because it believes they are frequently used by investors. Other companies may calculate EBITDA and Adjusted EBITDA differently than the Company does. EBITDA and Adjusted EBITDA are not measures of performance under GAAP and should not be considered as a substitute for net income prepared in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments; EBITDA and Adjusted EBITDA do not reflect interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; EBITDA and Adjusted EBITDA do not reflect income tax expense or the cash requirements necessary to pay for income tax obligations; and although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In evaluating Adjusted EBITDA, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

The following table sets forth the reconciliation of net income (loss) attributable to Alliance One International, Inc. to EBITDA and Adjusted EBITDA for the periods indicated:

	Years Ended March 31,
	2013	2012	2011
	(unaudited) (in thousands)
Net income (loss) attributable to Alliance One International, Inc.	$24,013	$29,451	$(71,551)
Interest expense	114,557	106,804	102,696
Income tax expense	27,992	25,039	107,460
Depreciation and amortization expense	33,811	33,143	28,216

EBITDA	200,373	194,437	166,821

Stock compensation expense, net(a)	4,520	2,618	2,874
Restructuring and asset impairment charges (recoveries), net(b)	—	2,767	17,064
Deferred financing costs(c)	—	—	2,322
Expenses related to commercialization of Alert business(d)	—	2,855	—
EBITDA of deconsolidated entity(e)	9,390	5,291	2,614
Eliminate EBITDA of WLT entities(f)	4,819	89	—

Adjusted EBITDA	$219,102	$208,057	$191,695

(a)	Represents stock compensation expense net of amounts in excess of permitted adjustments in the calculation of Consolidated EBITDA under the agreement governing the Company’s existing senior secured revolving credit facility, as calculated below.

	Years Ended March 31,
	2013	2012	2011
	(unaudited) (in thousands)
Stock compensation expense	$4,520	$2,618	$4,609
Excess permitted stock compensation expense	—	—	(1,735)

Stock compensation expense, net	$4,520	$2,618	$2,874

(b)	Represents restructuring and asset impairment charges (recoveries) net of amounts in excess of permitted adjustments in the calculation of Consolidated EBITDA under the agreement governing the Company’s existing senior secured revolving credit facility, as calculated below.

	Years Ended March 31,
	2013	2012	2011
	(unaudited) (in thousands)
Restructuring and asset impairment charges (recoveries)	$(55)	$1,006	$23,467
Excess permitted restructuring and asset impairment charges (recoveries)	55	1,761	(6,403)

Restructuring and asset impairment charges (recoveries), net	$—	$2,767	$17,064

(c)	Deferred financing costs represent unamortized original issue discount and other deferred financing costs extinguished upon the Company’s repurchase of its related outstanding indebtedness in the fiscal year ended March 31, 2012.

(d)	Reflects the exclusion of costs and expenses associated with the commercialization of the Company’s former Alert business for fiscal quarters ending on or prior to December 31, 2011. In the fiscal year ended March 31, 2012, the Company divested a majority interest in the Alert business to a third party.

(e)	Reflects the EBITDA of the Company’s deconsolidated Zimbabwe subsidiaries, as calculated below. In 2006 as a result of the political environment, economic instability, foreign currency controls and governmental regulations in Zimbabwe, Alliance One deconsolidated its Zimbabwe subsidiaries. Governmental authorization is required before any dividends can be paid from the Company’s Zimbabwe subsidiaries. The inclusion of the results of the Company’s Zimbabwe subsidiaries in the calculation of Adjusted EBITDA does not represent a determination that the Zimbabwe subsidiaries should be consolidated.

The following table sets forth a reconciliation of net income (loss) of the Company’s deconsolidated Zimbabwe subsidiaries to EBITDA for the periods indicated:

	Years Ended March 31,
	2013	2012	2011
	(unaudited) (in thousands)
Net income (loss)	$1,087	$(1,286)	$(2,188)
Interest expense	6,806	5,095	3,903
Income tax expense (gain)	(35)	(35)	(127)
Depreciation and amortization expense	1,532	1,517	1,026

EBITDA	$9,390	$5,291	$2,614

(f)	Reflects the elimination of the EBITDA, as calculated below, of the Company’s World Leaf Trading subsidiaries which were organized to finance the acquisition through subsidiaries, for resale to customers, of tobacco leaf during a period of oversupply during the fiscal year ended March 31, 2012. The results of these World Leaf Trading subsidiaries are included in the Company’s consolidated financial statements and the operations of the World Leaf Trading subsidiaries are winding down as acquired inventory has primarily been sold.

The following table sets forth a reconciliation of net loss of the Company’s World Leaf Trading subsidiaries to EBITDA for the periods indicated:

	Years Ended March 31,
	2013	2012	2011
	(unaudited) (in thousands)
Net loss	$(7,532)	$(442)	$—
Interest expense	2,713	353	—
Income tax expense	—	—	—
Depreciation and amortization expense	—	—	—

EBITDA	$(4,819)	$(89)	$—

Item 8.01	Other Events.

On July 17, 2013, the Company issued a press release announcing that it had commenced a cash tender offer to purchase its outstanding Convertible Notes. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 17, 2013, the Company issued a press release announcing its intention to offer, subject to market and other conditions, $790 million in aggregate principal amount of its senior secured second lien notes due 2021 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 99.1 – Press release dated July 17, 2013

Exhibit 99.2 – Press release dated July 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated July 17, 2013

99.2	Press release dated July 17, 2013